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        [LETTERHEAD OF POWELL, GOLDSTEIN, FRAZER & MURPHY APPEARS HERE]


                                                                       EXHIBIT 5
                                                                       ---------

                                 April 27, 1995



Graphic Industries, Inc.
2155 Monroe Drive, N.E.
Atlanta, Georgia  30324

    Re:  Registration Statement on Form S-8
         Graphic Industries, Inc. 1995 Stock Option Plan

Ladies and Gentlemen:

    We have served as counsel for Graphic Industries, Inc., a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 1,000,000 shares (the "Shares") of common stock, $.10 par value, of the Company, to be issued and sold by the Company to its employees pursuant to the Graphic Industries, Inc. 1995 Stock Option Plan (the "Plan").

    We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the Company and the Plan as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

    We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Georgia.

    Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

    1.  The Shares have been duly authorized; and

    2. Upon the issuance and delivery of the Shares following payment therefor as provided in the Plan, the Shares will be legally and validly issued, fully paid and non-assessable.

    We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                   Very truly yours,


                             /s/Powell, Goldstein, Frazer & Murphy
                         ---------------------------------------------
                         POWELL, GOLDSTEIN, FRAZER & MURPHY